Exhibit 10.36

CHS INC.
$50,000,000 PRIVATE SHELF FACILITY
PRIVATE SHELF AGREEMENT
August 11, 2008

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21.6	Severability of Obligations	41
21.7	Binding Agreement	42
21.8	Counterparts	42
21.9	Governing Law	42
21.10	Jurisdiction and Process; Waiver of Jury Trial	42

EXHIBITS AND SCHEDULES
Information Schedule
Schedule of Defined Terms

Exhibit A	-	Form of Private Shelf Note
Exhibit B	-	Form of Request for Purchase
Exhibit C	-	Form of Confirmation of Acceptance
Exhibit D	-	Form of Opinion of General Counsel for the Company
Exhibit E	-	Form of Opinion of Special Counsel for Hancock

Schedule 4.3	-	Disclosure Materials
Schedule 4.4	-	Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 4.5	-	Financial Statements
Schedule 4.12	-	Intellectual Property
Schedule 4.16	-	Existing Debt

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CHS INC.
5500 Cenex Drive
Inver Grove Heights, MN 55077
August 11, 2008
John Hancock Life Insurance Company (“Hancock”)
Each Hancock Affiliate (as hereinafter
defined) which becomes bound by certain
provisions of this Agreement as hereinafter
provided (together with Hancock, the “Purchasers”)
c/o John Hancock Life Insurance Company
197 Clarendon Street
Boston, MA 02116
Ladies and Gentlemen:
     The undersigned, CHS Inc., a nonstock agricultural cooperative corporation organized under the laws of Minnesota formerly known as Cenex Harvest States Cooperatives (herein called the “Company”), hereby agrees with you as set forth below.
1. AUTHORIZATION OF ISSUE OF NOTES.
     The Company has authorized the issue of its Senior Unsecured Notes (the “Notes”) in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature, in the case of each Note so issued, no more than 10 years after the date of original issuance thereof, to have an average life, in the case of each Note so issued, of no more than eight years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, payable quarterly in arrears, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2.5, and to be substantially in the form of Exhibit A attached hereto. The terms “Note” and “Notes” as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.
2. PURCHASE AND SALE OF NOTES.
     2.1 Facility. Hancock is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Hancock and/or Hancock Affiliates from time to time, the purchase of Notes pursuant to this Agreement. The willingness of Hancock to consider such purchase of Notes is herein called the “Facility.” At any time, the aggregate principal amount of

Notes stated in Section 1, minus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF HANCOCK TO CONSIDER PURCHASES OF NOTES BY HANCOCK AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER HANCOCK NOR ANY HANCOCK AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY HANCOCK OR ANY HANCOCK AFFILIATE.
     2.2 Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) August 31, 2010 (or if such date is not a Business Day, the Business Day next preceding such anniversary), (ii) the 30th day after Hancock shall have given to the Company, or the Company shall have given to Hancock, a written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such 30th day is not a Business Day, the Business Day next preceding such 30th day), (iii) the last Closing Day after which there is no Available Facility Amount, (iv) the termination of the Facility under Section 11 of this Agreement, and (v) the acceleration of any Note under Section 11 of this Agreement. The period during which Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period.”
     2.3 Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to Hancock by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities (which shall be no more than 10 years from the date of issuance), average life (which shall be no more than 8 years from the date of issuance), and principal prepayment dates (if any) and amounts of the Notes covered thereby (interest on all Notes shall be payable quarterly in arrears), (iii) specify the use of proceeds of such Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Notes (the “Closing Day”), which shall be a Business Day during the Issuance Period not less than 20 days and not more than 50 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in Section 4 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Hancock.
     2.4 Rate Quotes. Not later than five Business Days after the Company shall have given Hancock a Request for Purchase pursuant to Section 2.3, Hancock may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Hancock may elect) interest rate quotes for the several principal amounts, maturities and principal prepayment schedules of the Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Notes at which Hancock or one or more Hancock Affiliates would be willing to purchase such Notes at 100% of the principal amount thereof.
     2.5 Acceptance. Within two Business Days after Hancock shall have provided any interest rate quotes pursuant to Section 2.4 (the “Acceptance Window”), the Company may, subject to Section 2.6, elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Hancock by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Notes (each such Note being herein called an “Accepted Note”) as to which such acceptance (herein called an “Acceptance”) relates. The day the Company notifies Hancock of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any interest rate quotes as to which Hancock does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to Section 2.6 and the other terms and conditions hereof, the Company agrees to sell to Hancock and/or a Hancock Affiliate or Affiliates, and Hancock agrees to cause the purchase by Hancock and/or a Hancock Affiliate or Affiliates of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company and Hancock and/or each Hancock Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return to Hancock within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Hancock or any Hancock Affiliate may at its election at any time prior to Hancock’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.
     2.6 Market Disruption. Notwithstanding the provisions of Section 2.5, if Hancock shall have provided interest rate quotes pursuant to Section 2.4 and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Hancock in accordance with Section 2.5 the domestic market for U.S. Treasury securities or other financial instruments shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Hancock of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Hancock shall promptly notify the Company that the provisions of this Section 2.6 are applicable with respect to such Acceptance.
     2.7 Facility Closings. Not later than 11:00 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Hancock’s special counsel, or to such other address as the parties may agree, the Accepted Notes to be purchased by such

Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this Section 2.7, or any of the conditions specified in Section 3 shall not have been fulfilled by the time required on such scheduled Closing Day, Hancock (on behalf of each Purchaser) may, at its election, at any time thereafter on such scheduled Closing Day notify the Company in writing that such closing is canceled.
     2.8 Issuance Fee. The Company will pay to each Purchaser in immediately available funds a fee (herein called the “Issuance Fee”) on each Closing Day in an amount equal to 0.10% of the aggregate principal amount of Notes sold to such Purchaser on such Closing Day.
     2.9 Breakage Fees. If (a) the Company fails to return a Confirmation of Acceptance within the time provided in Section 2.5, (b) the Company shall refuse to accept the purchase price of any Notes on a Closing Day, or (c) Hancock shall terminate a purchase of Notes on any Closing Day pursuant to Section 2.7, then upon demand of any prospective purchaser of the applicable Notes the Company shall promptly compensate such purchaser for and hold such purchaser harmless from and against any loss, cost or expense incurred by such purchaser as a result thereof, including any loss or expense arising from the liquidation or reemployment of funds obtained by it to fund such Notes or from fees payable to terminate the deposits from which such funds were obtained (all such losses, costs and expenses are herein collectively called “Breakage Fees”).
3. CONDITIONS OF CLOSING.
     The effectiveness of this Agreement, and the obligation of any Purchaser to purchase and pay for any Notes, is subject in each case to the satisfaction, on or before the applicable Closing Day, of the following conditions:
     3.1 Conditions to Effectiveness of Agreement.
          (a) Hancock shall have received the following:
               (i) this Agreement;
               (ii) certified copies of the resolutions of the board of directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes;
               (iii) a certificate of the secretary or assistant secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder and to execute any Request for Purchase and Confirmation of Acceptance.

               (iv) certified copies of the articles of incorporation and by-laws of the Company, dated as of a recent date.
               (v) a favorable opinion of (A) David A. Kastelic, Esq., general counsel to the Company (or such other counsel designated by the Company and acceptable to Hancock), substantially in the form of Exhibit D attached hereto, and covering such other matters incident to the transactions contemplated hereby as Hancock or its counsel may reasonably request (and the Company hereby instruct its counsel to deliver such opinion to Hancock); and (B) Farella Braun + Martel LLP, special counsel to Hancock in connection with the Agreement, in the form of Exhibit E attached hereto and covering such other matters incident to the transactions contemplated hereby as Hancock may reasonably request; and
               (vi) a good standing certificate for the Company from the Secretary of State of the State of Minnesota, dated as of a recent date, and such other evidence of the status of the Company as Hancock reasonably may request.
          (b) The Company shall have paid to Hancock’s special counsel its reasonable fees and expenses then owing in connection with the transactions contemplated by this Agreement.
     3.2 Conditions to Each Closing.
          (a) Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:
               (i) the Note(s) to be purchased by such Purchaser;
               (ii) certified copies of the resolutions of the board of directors of the Company authorizing the execution and delivery and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Notes;
               (iii) a certificate of the secretary or assistant secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign the Notes and the other documents to be delivered hereunder;
               (iv) certified copies of the articles of incorporation and by-laws of the Company;
               (v) a good standing certificate for the Company from the Secretary of State of the State of Minnesota, dated as of a recent date, and such other evidence of the status of the Company as such Purchaser reasonably may request;
               (vi) certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Subsidiary (under its present name and previous names) as debtor, together with copies of such financing statements; and

               (vii) additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may reasonably be requested by such Purchaser.
          (b) The representations and warranties contained in Section 4 hereof shall be true on and as of the applicable Closing Day; there shall exist on the applicable Closing Day (before and after giving effect to the funding of the Accepted Notes on such Closing Day) no Default or Event of Default; and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated the applicable Closing Day, to both such effects.
          (c) On or before each Closing Day, the Company shall have paid any fees due hereunder.
          (d) The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided, and the use of the proceeds of such Notes by the Company, shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.
          (e) A Private Placement Number (or Numbers) issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.
          (f) All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company represents and warrants to Hancock, each Hancock Affiliate and each Purchaser that:
     4.1 Organization; Power and Authority. The Company is a nonstock agricultural cooperative corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
     4.2 Authorization, etc. The Company has all requisite corporate power to own and operate its respective properties and to conduct its business as currently conducted and as currently proposed to be conducted. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Notes. The Company has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement and the Notes, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except, in each case, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     4.3 Disclosure. The Annual Report on Form 10-K of the Company for the fiscal year ended August 31, 2007, along with the Quarterly Reports on Form 10-Q of the Company for the quarters ended November 30, 2007, February 29, 2008 and May 31, 2008 and any Current Reports on Form 8-K filed since August 31, 2007, fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries as of the date hereof. Except as disclosed in Schedule 4.3, this Agreement, the foregoing SEC reports and the documents, certificates or other writings delivered to Hancock by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 4.3, and the financial statements listed in Schedule 4.5 (this Agreement, such SEC Reports and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not as of the date hereof contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since August 31, 2007, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
     4.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.
          (a) Schedule 4.4 contains (except as noted therein) complete and correct lists as of the date hereof of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers.
          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 4.4 as being owned by the Company or its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 4.4).
          (c) Each Subsidiary identified in Schedule 4.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
          (d) No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 4.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
     4.5 Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 4.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities as of the date hereof that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
     4.6 Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary. The Company is not a party to any contract or agreement or subject to any charter or other corporate restrictions which materially and adversely affects its business, property, assets, financial condition or results of operations. The provisions of this Agreement and the Notes do not contravene any contract or agreement evidencing Debt to which the Company is a party or by which it is bound.
     4.7 Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

     4.8 Litigation; Observance of Agreements, Statutes and Orders.
          (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any Subsidiary or any properties or rights of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     4.9 Taxes. The Company and its Subsidiaries have filed all Federal, state and, to the knowledge of the officers of the Company, other tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended August 31, 2004. The Company is a cooperative association taxed under the provisions of “subchapter T” of the Code and the Company does not presently intend to alter its status as a subchapter T cooperative association for Federal income tax purposes.
     4.10 Title to Property; Leases. Except for minor defects in title which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets that individually or in the aggregate are Material, including all such properties reflected in the balance sheet (whether audited or unaudited) most recently delivered pursuant to this Agreement or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     4.11 Permits and Other Operating Rights. The Company and each Subsidiary of the Company has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from all Governmental Authorities having jurisdiction over the Company or any Subsidiary or any of its properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, as presently conducted and as proposed to be conducted while the Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from all Governmental Authorities or any of its properties are free from restrictions or conditions which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     4.12 Intellectual Property. Except as disclosed in Schedule 4.12,
          (a) the Company and its Subsidiaries own or possess all patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;
          (b) to the best knowledge of the Company, no product or practice of the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person; and
          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.
     4.13 Compliance with ERISA.
          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (aside from ordinary claims for benefits under the Plans) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.
          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $15,000,000 for any single Plan or by more than $20,000,000, in the aggregate, for all such Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
          (d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 4.13(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 5.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.
     4.14 Private Offering by the Company. Since January 18, 2008, neither the Company nor anyone acting on its behalf has, directly or indirectly, offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than Hancock and not more than five other Institutional Investors (as defined in clause (c) of the definition of such term), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or “blue sky” laws of any applicable jurisdiction.
     4.15 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes for working and general capital requirements to pay off/refinance other Debt. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

     4.16 Existing Debt; Future Liens.
          (a) Except as described therein, Schedule 4.16 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries in excess of $10,000,000, or having commitments in excess thereof, as of the date hereof. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
          (b) The aggregate amount of all outstanding Debt of the Company and its Subsidiaries not set forth on Schedule 4.16 does not as of the date hereof exceed $5,000,000.
          (c) Except as disclosed in Schedule 4.16, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 9.7.
          (d) As of the date hereof, neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as specifically indicated in Schedule 4.16.
     4.17 Foreign Assets Control Regulations, etc.
          (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
          (b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order or (ii) knowingly engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.
          (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
     4.18 Status Under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility

Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
     4.19 Environmental Matters.
          (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
          (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
          (c) Neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.
          (d) All buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
     4.20 Solvency. The Company, after giving effect to the transactions contemplated by this Agreement and the Notes, will not be engaged in any business or transaction, or about to engage in any business or transaction, for which the Company has unreasonably small assets or capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and Section 548 of Title 11 of the United States Code), and the Company does not have any intent to hinder, delay or defraud any Person to which it is, or will become, on or after the date of Closing, indebted to or to incur debts that would be beyond its ability to pay as they mature.
     4.21 Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.
     4.22 Ranking of Notes. The Company’s obligations under the Notes and this Agreement will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all of its other outstanding unsecured and unsubordinated obligations, except for those obligations that are, or are liable to be, mandatorily preferred by law.

5. REPRESENTATIONS OF THE PURCHASER.
     5.1 Purchase for Investment. Each Purchaser severally represents that, on any and each date it purchases any Note or Notes, it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
     5.2 Source of Funds. Each Purchaser severally represents that, on any and each date it purchases any Note or Notes, at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
          (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
          (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
          (d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or
          (e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
          (f) the Source is a governmental plan; or
          (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
          (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 5.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
6. INFORMATION AS TO COMPANY.
     6.1 Financial and Business Information. During the Issuance Period and thereafter as long as any Notes are outstanding, the Company shall deliver to each holder of Notes that is an Institutional Investor:
          (a) Quarterly Statements — within 45 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
          (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

          (ii) consolidated statements of income, changes in members’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 6.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.chsinc.com) and shall have given each holder of Notes prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);
          (b) Annual Statements — within 90 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,
          (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries, as at the end of such year, and
          (ii) consolidated and consolidating statements of income and cash flows and a consolidated statement of members’ equity of the Company and its Subsidiaries, for such year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to members, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 6.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

          (c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;
          (d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 10(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
          (e) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
          (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
          (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
          (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
          (f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and
          (g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.
     6.2 Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 6.1(a) or Section 6.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):
          (a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 9.3 through and including 9.6 and Section 9.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
          (b) Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
     6.3 Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
          (a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company or any Subsidiary, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
          (b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the

Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.
7. INTEREST; PAYMENT OF THE NOTES.
     7.1 Interest Payments. Interest on the Notes shall accrue on the unpaid principal balance of the Notes at the rates, and shall be computed on the basis, as described in the Notes. Interest shall be due and payable quarterly in arrears as provided in the Notes.
     7.2 Required Principal Payments.
          (a) Required Principal Payments. Each Series of Notes shall be subject to required payments of principal set forth in the Notes of such Series.
          (b) Offer to Pay Notes Upon Change in Control.
               (i) Notice and Offer. The Company will not take any action that consummates or finalizes a Change in Control unless at least thirty (30) days prior to such action it shall have given to each holder of the Notes written notice of such impending Change in Control. The Company will, within five (5) Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes in the manner set forth in Section 17. If a Change in Control has occurred, such written notice shall contain, and shall constitute an irrevocable offer to prepay all or (at such holder’s option) any portion of the Notes held by such holder on a date specified in such notice (the “Proposed Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice. If the Proposed Prepayment Date shall not be specified in such notice, the Proposed Prepayment Date shall be the 30th day after the date such notice shall have been sent by the Company. In no event will the Company take any action to consummate or finalize a Change in Control unless the Company has given the notice required by this Section 7.2(b)(i) and, contemporaneously with such action, the Company prepays all Notes required to be prepaid in accordance with Section 7.2(b)(ii) hereof.
               (ii) Acceptance and Payment. A holder of Notes may accept the offer to prepay made pursuant to Section 7.2(b)(i) by causing a notice of acceptance of such offered prepayment (specifying in such notice the amount of Notes with respect to which such acceptance applies) to be delivered to the Company prior to the Proposed Prepayment Date (it being understood that the failure by a holder to respond to such written offer of prepayment prior to the Proposed Prepayment Date shall be deemed to constitute a rejection of such offer with respect to all Notes held by such holder). If so accepted, such offered prepayment shall be due and payable on the Proposed Prepayment Date. Such offered prepayment shall be made at 100% of the principal amount of such Notes so prepaid, plus interest on all such Notes accrued to the Proposed Prepayment Date. If the Company shall at any time receive an acceptance of an offer to prepay Notes pursuant to this Section 7.2(b)(ii) from some, but not all of, the holders of the Notes, then the Company will, within two Business Days after the receipt of such acceptance, give written notice of such acceptance to each other holder of the Notes.

               (iii) Officer’s Certificate. Each offer to prepay the Notes pursuant to Section 7.2(b) shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying:
          (A) the Proposed Prepayment Date;
          (B) that such payment is to be made pursuant to the provisions of Section 7.2(b) of this Agreement;
          (C) the outstanding principal amount as of the Proposed Prepayment Date of each Note offered to be prepaid;
          (D) the unpaid interest that would be due on each such Note offered to be prepaid, accrued to the date fixed for payment;
          (E) that the conditions of Section 7.2(b) have been fulfilled; and
          (F) in reasonable detail, the nature and date or proposed date of the Change in Control.
     7.3 Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series, in integral multiples of $1,000,000 and in a minimum amount of $5,000,000, at 100% of the principal amount so prepaid, plus interest thereon to the prepayment date and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of the Series of Notes to be prepaid written notice of each optional prepayment under this Section 7.3 not less than ten (10) Business Days and not more than sixty (60) days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date (which shall be a Business Day), the aggregate principal amount of the Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 7.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two (2) Business Days prior to such prepayment, the Company shall deliver to each holder of such Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Any partial prepayment of the Notes pursuant to this Section 7.3 shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.
     7.4 Allocation of Partial Prepayments. In the case of each partial prepayment of any Series of Notes pursuant to Section 7.3, the principal amount of such Notes to be prepaid shall be allocated among all of such Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     7.5 Maturity; Surrender, etc. In the case of each prepayment of any Notes pursuant to this Section 7, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and, in the case of any such prepayment pursuant to Section 7.3, the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
     7.6 Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
     7.7 Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
     “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 7.3 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.
     “Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
     “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% plus the yield to maturity calculated by using (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date on screen “PX 1” on the Bloomberg Financial Market Service (or such other display on the Bloomberg Financial Market Service as may be agreed upon by the Company and Hancock having the same information if “PX-1” is replaced by Bloomberg Financial Market Service) for the most recently issued, actively traded, on-the-run benchmark U.S. Treasury securities, having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the

Settlement Date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In either case, the yield will be determined using the applicable screen or report as determined above, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly on a straight line basis between (1) the applicable U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than the Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
     “Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
     “Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 7.3 or 11.1.
     “Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 7.3 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.
8. AFFIRMATIVE COVENANTS.
     The Company covenants that during the Issuance Period and thereafter so long as any of the Notes are outstanding:
     8.1 Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     8.2 Insurance. The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; provided, however, the Company may, to the extent permitted by law, provide for appropriate self-insurance with respect to workers’ compensation.
     8.3 Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     8.4 Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, and to pay and discharge all amounts payable for work, labor and materials, in each case to the extent such taxes, assessments, charges, levies and amounts have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or amount payable if (a) the amount, applicability or validity thereof is being actively contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and amounts payable in the aggregate could not reasonably be expected to have a Material Adverse Effect.
     8.5 Corporate Existence, etc. Subject to Section 9.2, the Company will at all times preserve and keep in full force and effect its corporate existence and will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries, except to the extent that, with respect to Subsidiaries, in the good faith judgment of the Company, the failure to do so could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company will at all times preserve and keep in full force and effect all certificates of convenience and necessity, rights and franchises, licenses, permits, operating rights and other authorization from any Governmental Authorities as are necessary for the ownership, operation and maintenance of its and its Subsidiaries’ respective businesses and properties, unless the termination of or failure to preserve and keep in full force and effect such right, certificate or franchise, license, permit, operating right or other authorization would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     8.6 Pari Passu. The Company covenants that all Debt owing under the Notes and under this Agreement will rank at least pari passu with all its other present and future unsecured Senior Debt.
9. NEGATIVE COVENANTS.
     The Company covenants that during the Issuance Period and thereafter so long as any of the Notes are outstanding:
     9.1 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
     9.2 Merger, Consolidation, etc. The Company will not, and will not permit any Subsidiary to, directly or indirectly, consolidate with, or merge into, any other Person or permit any other Person to consolidate with, or merge into, it, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, except that
          (a) any Subsidiary may consolidate with, or merge into, the Company or any Wholly-Owned Subsidiary if the Company or such Wholly-Owned Subsidiary is the surviving corporation; and
          (b) the Company may consolidate with, or merge into, any other Person, or permit any other Person to consolidate with, or merge into, it, if
          (i) the successor formed by such consolidation or the survivor of such merger (the “Surviving Corporation”), is a solvent corporation organized under the laws of the United States of America or any State thereof (including the District of Columbia),
          (ii) if the Company is not the Surviving Corporation, (A) the Surviving Corporation shall have executed and delivered to each holder of the Notes its written assumption of the due and punctual performance and payment of each covenant and condition of the Company in this Agreement and the Notes, which assumption shall be in form and substance approved in writing by the Required Holders, and (B) the Company shall have caused to be delivered to each holder of the Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

          (iii) immediately after giving effect to such transaction,
          (A) no Default or Event of Default shall exist, and
          (B) the Surviving Corporation and its Subsidiaries are permitted to incur at least $1.00 of additional Priority Debt under the provisions of Section 9.5.
No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation, limited liability company or other entity that shall theretofore have become such in the manner prescribed in this Section 9.2 from its liability under this Agreement or the Notes.
     9.3 Consolidated Funded Debt to Consolidated Cash Flow. The Company will not permit the ratio of (i) Consolidated Funded Debt to (ii) Consolidated Cash Flow determined as of the end of the four fiscal quarter period then most recently ended, to exceed 3.00 to 1.00 at any time.
     9.4 Adjusted Consolidated Funded Debt to Consolidated Members’ and Patrons’ Equity. The Company shall not permit the ratio of Adjusted Consolidated Funded Debt to Consolidated Members’ and Patrons’ Equity to exceed .80 to 1.00 at any time.
     9.5 Priority Debt. The Company covenants that it will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, issue, incur or assume any Priority Debt if after giving effect thereto the aggregate outstanding principal amount of all Priority Debt would exceed 20% of Consolidated Net Worth at the time of such creation, issuance, incurrence or assumption.
     9.6 Working Capital. The Company covenants that it will not permit Working Capital at any time to be less than the minimum level of Working Capital (or comparable term) that the Company is then required to maintain under the Company’s Primary Bank Facility without causing a default or event of default thereunder. As used herein, the term “Working Capital” means Consolidated Current Assets minus Consolidated Current Liabilities.
     9.7 Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to be created, incurred or assumed or to exist (upon the happening of a contingency or otherwise), any Lien on or with respect to any property of the Company or any such Subsidiary, whether now owned or held or hereafter acquired (unless provision is made whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured as provided in the last paragraph of this Section 9.7), except:
          (a) Liens for taxes, assessments or other governmental charges or levies securing obligations not overdue, or if overdue, being actively contested in good faith by appropriate proceedings that will prevent the forfeiture or sale of any property, provided that adequate reserves are established in accordance on the books of the Company or a Subsidiary of the Company in accordance with GAAP;

          (b) attachment, judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Lien(s) is effectively stayed and the claims secured thereby are being actively contested in good faith in such manner that the property subject to such Lien(s) is not subject to forfeiture or sale, and further provided that adequate reserves are established on the books of the Company or a Subsidiary of the Company in accordance with GAAP;
          (c) Liens incidental to the normal conduct of the business of the Company or a Subsidiary of the Company or to the ownership by the Company or a Subsidiary of its property which were not incurred in connection with the borrowing of money or the obtaining of credit or advances and which do not in the aggregate materially detract from the value of the property of the Company or any Subsidiary of the Company for the purpose of such business or materially impair the use thereof in the operation of the business of the Company or any Subsidiary of the Company, including, without limitation, Liens
          (i) in connection with workers’ compensation, unemployment insurance, social security and other like laws,
          (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and performance bonds (of a type other than set forth in Section 9.7(b)), bids, leases (other than Capital Leases), purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property,
          (iii) to secure the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, repairmen, landlords, lessors and other like Persons, arising in the ordinary course of business, and
          (iv) in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property;
provided that any amounts secured by such Liens are not yet due and payable.
          (d) Liens existing as of the date of this Agreement securing Debt and set forth on Schedule 4.16 hereto;
          (e) any Lien renewing, extending or refunding any Lien permitted by clause (d) of this Section 9.7, provided that (a) the principal amount of the Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (b) such Lien is not extended to any other property, and (c) immediately after such extension, renewal or refunding no Default or Event of Default would exist;
          (f) Liens on property of the Company or any of its Subsidiaries securing Debt owing to the Company or to any of its Wholly-Owned Subsidiaries;

          (g) any Lien created to secure all or any part of the purchase price or cost of construction, or to secure Debt incurred or assumed to pay all or a part of the purchase price or cost of construction, of any property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary of the Company after the date of the Closing, provided that
          (i) no such Lien shall extend to or cover any property other than the property (or improvement thereon) being acquired or constructed or rights relating solely to such item or items of property (or improvement thereon),
          (ii) the principal amount of Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) being acquired or constructed or (B) the Fair Market Value (as determined in good faith by the Company) of such property, determined at the time of such acquisition or at the time of substantial completion of such construction, and
          (iii) such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or completion of construction of such property (or improvement thereon);
          (h) any Lien existing on property acquired by the Company or any Subsidiary of the Company at the time such property is so acquired (whether or not the Debt secured thereby is assumed by the Company or such Subsidiary) or any Lien existing on property of a Person immediately prior to the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, provided that
          (i) no such Lien shall have been created or assumed in contemplation of such acquisition of property or such consolidation or merger,
          (ii) such Lien shall extend only to the property acquired or the property of such Person merged into or consolidated with the Company or Subsidiary which was subject to such Lien as of the time of such consolidation or merger, and
          (iii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the Fair Market Value (as determined in good faith by the board of directors of the Company or such Subsidiary) of the property subject thereto at the time of the acquisition thereof or at the time of such merger or consolidation;
          (i) Liens to CoBank and other cooperatives with respect to equity held by the Company in such banks or other cooperatives securing Debt, provided that the aggregate Fair Market Value of such equity securing Debt shall not exceed $50,000,000 at any one time; and
          (j) other Liens not otherwise permitted under clause (a) through (i) of this Section 9.7 securing Debt, provided that the existence, creation, issuance, incurrence or assumption of such Debt is permitted under Sections 9.3, 9.4, 9.5 and 9.6 hereof.

If, notwithstanding the prohibition contained herein, the Company shall, or shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien, other than those Liens permitted by the provisions of paragraphs (a) through (j) of this Section 9.7 (but including any Liens in respect of the Primary Bank Facility whether or not permitted by paragraphs (a) — (j) of this Section 9.7), it will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders (including intercreditor arrangements providing for the pari passu treatment of the Notes and all such secured Debt) and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. For the avoidance of doubt, the Company acknowledges that it will not, and will not permit any Subsidiary to, secure or grant any Liens in respect of the Primary Bank Facility, unless an equal and ratable Lien is granted in respect of the Notes.
     9.8 Sale of Assets.
          (a) Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:
          (i) the property that is the subject of such Transfer constitutes either (A) inventory held for sale, or (B) equipment, fixtures, supplies or materials no longer required, in the opinion of the Company or such Subsidiary, in the operation of the business of the Company or such Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (A) or clause (B), such Transfer is in the ordinary course of business (an “Ordinary Course Transfer”);
          (ii) such Transfer is from a Subsidiary to the Company or a Wholly-Owned Subsidiary, so long as immediately before and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist (each such Transfer, collectively with any Ordinary Course Transfers, “Excluded Transfers”); or
          (iii) such Transfer is a lease of the assets of the Company or any Subsidiary of the Company to any joint venture entity, of which the Company or any Subsidiary of the Company holds an ownership interest and shares in the earnings; provided that the terms of any such lease and the division of the joint venture’s earnings, when viewed as a whole, can be reasonably expected to generate the same or greater book earnings and cash flow for the Company or Subsidiary of the Company as would be generated absent such lease.
          (b) Debt Prepayment Applications and Reinvested Transfers.
          (i) Notwithstanding the provisions of Section 9.8(a), the Company or any Subsidiary may Transfer any of its properties at the Fair Market Value thereof; provided that

          (A) either (1) such Transfer is not an Excluded Transfer and does not involve a Substantial Portion of the property of the Company and its Subsidiaries, or (2) the Net Proceeds Amount with respect to such Transfer (the “Designated Portion”) is either (x) applied to the acquisition by the Company or the Subsidiary making such Transfer of assets of a nature similar to, and of at least an equivalent value of, the assets which were the subject of such Transfer (a “Reinvested Transfer”), or (y) applied to a Debt Prepayment Application, in either case, within one year of the consummation of such Transfer, as specified in an Officer’s Certificate delivered to each holder of Notes prior to, or contemporaneously with, the consummation of such Transfer; and
          (B) immediately after giving effect to such Transfer (1) no Default or Event of Default shall exist and (2) the Company is able to incur at least $1.00 of additional Priority Debt under the provisions of Section 9.5 hereof.
          (ii) If, notwithstanding the certificate referred to in the foregoing clause 9.8(b)(i)(A), the Company shall fail to apply the entire amount of the Designated Portion as specified in such certificate within the period stated in Section 9.8(b)(i), an Event of Default shall be deemed to have existed as of the expiration of such period and shall be deemed to be continuing.
          (c) Certain Definitions. The following terms have the following meanings:
          (i) “Debt Prepayment Application” means, with respect to any Transfer by the Company or any Subsidiary, the application by the Company or such Subsidiary of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay the outstanding principal of all Funded Debt of the Company or such Subsidiary (other than Funded Debt owing to any of the Subsidiaries or any Affiliate and Funded Debt in respect of any revolving credit or similar facility providing the Company or such Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Funded Debt, the availability of loans or other extensions of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Funded Debt), provided that in the course of making such application the Company shall offer to prepay each outstanding Note in a principal amount that equals the Ratable Portion for such Note plus interest on all such Notes accrued to the date of such payment. The Company will give each holder of Notes written notice of such offered prepayment not less than ten (10) Business Days and not more than sixty (60) days prior to the date fixed for such prepayment, specifying such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date and the Ratable Portion payable with respect to each such Note. A holder of Notes may accept or reject such offer to prepay by causing a notice of such acceptance or rejection to be delivered to the Company at least two (2) Business Days prior to the prepayment date specified by the Company in such offer. If a holder of Notes has not responded to such offer by a date which is at least two (2) Business Days prior to such specified prepayment date, such holder shall be deemed to have rejected such offer of prepayment. If any holder of a Note rejects or is deemed to have rejected such offer of prepayment, then, for purposes of determining the extent to which any Net Proceeds Amount has been applied to a Debt Prepayment Application, the Company nevertheless will be deemed to have paid Funded Debt in an amount equal to the Ratable Portion for such Note.
As used in this definition,
          (i) “Ratable Portion” means, for any Note, an amount equal to the product of
          (a) the Net Proceeds Amount (or any portion thereof) being so offered to be applied to the payment of Funded Debt, multiplied by
          (b) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Funded Debt of the Company and its Subsidiaries, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.
          (ii) “Disposition Value” means, at any time, with respect to any Transfer,
          (A) in the case of property that does not constitute capital stock of or other ownership interests in any Subsidiary of the Company, the book value thereof, valued at the time of such Transfer in good faith by the board of directors of the Company, and
          (B) in the case of property that constitutes capital stock of or other ownership interests in any Subsidiary of the Company, an amount equal to that percentage of the book value of the assets of the Subsidiary that issued such capital stock or other ownership interests as is equal to the percentage that the book value that such capital stock or other ownership interests represents of the book value of all of the outstanding capital stock of or other ownership interests in such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock or other ownership interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion), determined as of time of such Transfer in good faith by the board of directors of the Company.
          (iii) “Net Proceeds Amount” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of
          (A) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

          (B) all ordinary and reasonable out of pocket costs and expenses actually incurred by such Person in connection with such Transfer and any income taxes fairly attributable to such Transfer.
          (iv) “Substantial Portion” means, at any time, any property subject to a Transfer if the Disposition Value of such property, when added to the Disposition Value of all other property of the Company and its Subsidiaries that shall have been the subject of a Transfer (other than an Excluded Transfer and Transfers of such other property to the extent the Net Proceeds Amount arising therefrom has been applied to a Reinvested Transfer or a Debt Prepayment Application) during the then current fiscal year of the Company, exceeds an amount equal to 25% of Consolidated Total Assets as of the end of the fiscal year of the Company then most recently ended.
          (v) “Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, capital stock of or other ownership interests in, any other Person.
     9.9 Line of Business. The Company will not, and will not permit any Subsidiary to, engage to any Material extent in any business activity or operations other than operations or activities (a) in or reasonably related to the agriculture industry, (b) in the food industry or (c) in which the Company and its Subsidiaries are otherwise engaged on the date hereof as described in the Disclosure Documents or businesses reasonably related thereto or in furtherance thereof.
     9.10 Subsidiary Distribution Restrictions. The Company covenants that it will not, and will not permit any Subsidiary (other than NCRA) of the Company to, enter into, or be otherwise subject to, any contract or agreement (including its certificate of incorporation) which limits the amount of, or otherwise imposes restrictions on the payment of, Distributions by any Subsidiary of the Company.
     9.11 Subsidiary Preferred Stock. The Company covenants that it will not permit any Subsidiary of the Company to issue or permit to be outstanding any class of capital stock which has priority over any other class of capital stock of such Subsidiary as to Distributions or in liquidation.
     9.12 Issuance of Stock by Subsidiaries. The Company covenants that it will not permit any Subsidiary of the Company to issue, sell or otherwise dispose of any shares of any class of its stock (either directly or indirectly by the issuance of rights or options for, or securities convertible into, such shares) except to the Company or another Subsidiary of the Company.
     9.13 Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.

10. EVENTS OF DEFAULT.
     An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
          (b) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the same becomes due and payable; or
          (c) the Company defaults in the performance of or compliance with any term contained in any of Section 6.1(d), Section 7.2 (other than any payment default occurring under Sections 10(a) and/or 10(b)) or Section 9 (other than Section 9.8) hereof; or
          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in clauses (a), (b) and (c) of this Section 10) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this clause (d) of Section 10); or
          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or
          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any agreement, term or condition contained in any instrument or agreement evidencing any Debt in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be) due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or
          (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
          (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or
          (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or
          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed five percent (5%) of Consolidated Net Worth for any period of ten (10) consecutive calendar days or more, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 10(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

11. REMEDIES ON DEFAULT, ETC.
     11.1 Acceleration.
          (a) If an Event of Default with respect to the Company described in clause (g) or (h) of Section 10 (other than an Event of Default described in subclause (i) of clause (g) or described in subclause (vi) of clause (g) by virtue of the fact that such clause encompasses subclause (i) of clause (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
          (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 66-2/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
          (c) If any Event of Default described in clause (a) or (b) of Section 10 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
     Upon any Notes becoming due and payable under this Section 11.1, whether automatically or by declaration, (A) such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived, and (B) the Facility shall automatically be terminated. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
     11.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
     11.3 Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 11.1, the Required Holders may, by written notice to the Company, rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 16, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 11.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
     11.4 No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or any Note upon any holder of any Note shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 14, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 11, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.
12. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
     12.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
     12.2 Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 5.2.
     12.3 Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
          (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
13. PAYMENTS ON NOTES.
     The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Make-Whole Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 11:00 a.m. Chicago local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note or (ii) such other account or accounts in the United States of America as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this Section 13 to any transferee of the Notes that is an Institutional Investor.
14. EXPENSES, ETC.
     14.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
     14.2 Survival. The obligations of the Company under this Section 14 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.
15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
16. AMENDMENT AND WAIVER.
     16.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively) if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders of the Notes except that, (a) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, to change or affect the rate or time of payment or method of computation of interest on or any Make-Whole Amount payable with respect to the Notes of such Series, (b) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of Sections 7, 10(a), 10(b), 11, 16 or 19 of this Agreement, (c) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5 or 20 hereof, or any defined term (as it is used herein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, (d) with the written consent of Hancock (and not without the written consent of Hancock) the provisions of Section 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of Purchasers which shall have become obligated to purchase a majority of the Accepted Notes of any Series (and not without the written consent of such Purchasers), any of the provisions of Sections 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes.
     16.2 Solicitation of Holders of Notes.
          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 16 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes (or Notes of any Series, as applicable) as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each holder of Notes (or Notes of any Series, as applicable) then outstanding even if such holder did not consent to such waiver or amendment.
     16.3 Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 16 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
     16.4 Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

17. NOTICES.
     All written communications provided for hereunder (other than communications provided for under Section 2) shall be sent by hand delivery or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached to the applicable Confirmation of Acceptance or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at its address set forth at the beginning hereof to the attention of John Schmitz, Executive Vice President and Chief Financial Officer, or such other address as the Company shall have provided to the holder of each Note in writing. Any communication pursuant to Section 2 shall be made by the method specified for such communication in Section 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a facsimile communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the facsimile terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other facsimile terminal as the party receiving the information shall have specified in writing to the party sending such information.
18. REPRODUCTION OF DOCUMENTS.
     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic, electronic or digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 18 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
19. CONFIDENTIAL INFORMATION.
     For the purposes of this Section 19, “Confidential Information” means information delivered to Hancock or any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by Hancock or such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to Hancock or such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Hancock or such Purchaser or any person acting on behalf of Hancock or such Purchaser, (c) otherwise becomes known to Hancock or such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to Hancock or such Purchaser under Section 6.1 that are otherwise publicly available. Hancock and each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that Hancock or such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 19, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19), (vi) any Federal or state regulatory authority having jurisdiction over it, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to Hancock or such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which Hancock or such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent Hancock or such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of its rights and remedies under such Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 19 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 19.
20. SUBSTITUTION OF PURCHASER.
     Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 5. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 20), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 20), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
21. MISCELLANEOUS.
     21.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
     21.2 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 7.3 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Notes is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
     21.3 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.
     21.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
     21.5 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
     21.6 Severability of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Hancock and the Purchasers under this Agreement are several obligations. No failure by Hancock or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Hancock nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.
     21.7 Binding Agreement. When this Agreement is executed and delivered by the Company and Hancock, it shall become a binding agreement between the Company and Hancock. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.
     21.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
     21.9 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
     21.10 Jurisdiction and Process; Waiver of Jury Trial.
          (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
          (b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 21.10(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 17 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
          (c) Nothing in this Section 21.10 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
          (d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

CHS INC.
By:
	Name:	John Schmitz
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Agreement is
hereby accepted as of the
date first above written.
John Hancock Life Insurance Company

By:
Title: Director

INFORMATION SCHEDULE
Authorized Officers for Company

John Johnson	John Schmitz
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer
CHS Inc.	CHS Inc.
5500 Cenex Drive	5500 Cenex Drive
Inver Grove Heights, MB 55077	Inver Grove Heights, MB 55077
Telephone: 651-355-3764	Telephone: 651-355-3778
Facsimile: 651-355-6417	Facsimile: 651-355-3743

SCHEDULE
OF
DEFINED TERMS
     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
     “Acceptance” is defined in Section 2.5.
     “Acceptance Day” is defined in Section 2.5.
     “Acceptance Window” is defined in Section 2.5.
     “Accepted Note” is defined in Section 2.5.
     “Adjusted Consolidated Funded Debt” means Consolidated Funded Debt, plus the net present value of all rentals payable under operating leases of the Company and its Subsidiaries as discounted by a rate of 10% per annum.
     “Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Interests, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
     “Agreement, this” is defined in Section 16.3.
     “Anti-Terrorism Order” means Executive Order No. 13,224 of September 23, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49079 (2001), as amended.
     “Authorized Officer” shall mean in the case of the Company, its chief executive officer, its chief financial officer, its treasurer, any vice president of the Company designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by one of its Authorized Officers and delivered to Hancock. The Company may, by written notice to the other given by an Authorized Officer, de-designate any person as one of its Authorized Officers hereunder. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company, and whom Hancock in good faith believes to be an Authorized Officer of the Company, at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company.

1

     “Available Facility Amount” is defined in Section 2.1.
     “Breakage Fee” is defined in Section 2.9.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.
     “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
     “Capitalized Lease Obligation” means with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease (net of interest expenses) which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.
     “Change in Control” means any Person or Persons acting in concert, together with the Affiliates thereof, directly or indirectly controlling or owning (beneficially or otherwise) in the aggregate more than 50% of the aggregate voting power of the issued and outstanding Voting Interests of the Company.
     “Closing” is defined in Section 3.
     “Closing Day” is defined in Section 2.3.
     “CoBank” means Co-Bank, ACB, a United States Agricultural Credit Bank.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
     “Company” is defined in the introductory paragraph hereof.
     “Confidential Information” is defined in Section 19.
     “Confirmation of Acceptance” is defined in Section 2.5.
     “Consolidated Cash Flow” means for any period the sum of (a) earnings before income taxes of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus (b) the amounts that have been deducted in the determination of such earnings before income taxes for such period for (i) interest expense for such period, (ii) depreciation for such period, (iii) amortization for such period and (iv) extraordinary non-cash losses for such period, minus (c) the amounts that have been included in the determination of such earnings before income taxes for such period for (i) one-time gains, (ii) extraordinary income, (iii) non-cash patronage income, and (iv) non-cash equity earnings in joint ventures.
     “Consolidated Current Assets” means total current assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

2

     “Consolidated Current Liabilities” means total current liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.
     “Consolidated Funded Debt” means as of any date of determination, the total of all Funded Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.
     “Consolidated Members’ and Patrons’ Equity” means, with respect to the Company and its Subsidiaries, the amount of equity accounts, plus (or minus in the case of a deficit) the amount of surplus and retained earnings accounts of the Company and its Subsidiaries, plus (or minus in the case of a deficit), to the extent not included in such equity accounts, the minority interests in Subsidiaries; provided that the total amount of intangible assets of the Company and its Subsidiaries (including, without limitation, unamortized debt discount and expense, deferred charges and goodwill) included therein shall not exceed $30,000,000 (and to the extent such intangible assets exceed $30,000,000, they will not be included in the calculation of Consolidated Members’ and Patrons’ Equity); all as determined on a consolidated basis in accordance with GAAP consistently applied.
     “Consolidated Net Worth” means as of any date, total equity of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Total Assets” means at any time, the total assets of the Company and its Subsidiaries that would be shown on a consolidated balance sheet of the Company and its Subsidiaries at such time prepared in accordance with GAAP.
     “Debt” means with respect to any Person
     (a) all obligations of such Person for borrowed money (including all obligations for borrowed money secured by any Lien with respect to any property owned by such Person whether or not such Person has assumed or otherwise become liable for such obligations),
     (b) all obligations of such Person for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to such property),
     (c) all Capitalized Lease Obligations of such Person and
     (d) all Guaranties of such Person with respect to liabilities of the type described in clause (a), (b) or (c) of any other Person, provided that (i) Debt of a Subsidiary of the Company shall exclude such obligations and Guaranties of such Subsidiary if owed or guaranteed by such Subsidiary to the Company or a Wholly-Owned Subsidiary of the Company, (ii) Debt of the Company shall exclude such

3

obligations and Guaranties if owed or guaranteed by the Company to a Wholly-Owned Subsidiary of the Company and (iii) Debt of the Company shall exclude any unfunded obligations which may exist now and in the future in the Company’s pension plans.
     “Debt Prepayment Application” is defined in Section 9.8.
     “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
     “Default Rate” means that rate of interest that is the greater of (a) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2% over the rate of interest publicly announced by The Bank of New York in New York, New York as its “base” or “prime” rate, but in any event not greater than the highest rate permitted by applicable law.
     “Designated Portion” is defined in Section 9.8.
     “Disclosure Documents” is defined in Section 4.3.
     “Disposition Value” is defined in Section 9.8.
     “Distribution” means, in respect of any corporation, association or other business entity:
     (a) dividends or other distributions or payments on capital stock or other equity interests of such corporation, association or other business entity (except distributions in such stock or other equity interest); and
     (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.
     “Electronic Delivery” is defined in Section 6.1(a).
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
     “Event of Default” is defined in Section 10.

4

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Excluded Transfers” is defined in Section 9.8.
     “Facility” is defined in Section 2.1.
     “Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell, respectively).
     “Form 10-Q” is defined in Section 6.1(a).
     “Form 10-K” is defined in Section 6.1(b).
     “Funded Debt” means with respect to any Person, all Debt which would, in accordance with GAAP, be required to be classified as a long term liability on the books of such Person, and shall include, without limitation (i) any Debt which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from the date of creation thereof, (ii) any Debt outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) which would, in accordance with GAAP, be required to be classified as a long term liability of such Person, (iii) any Capitalized Lease Obligation of such Person, and (iv) any Guaranty of such Person with respect to Funded Debt of another Person. Notwithstanding anything to the contrary contained herein, any Debt outstanding under a revolving credit or similar agreement providing for borrowings where no amount of such Debt is outstanding for a period of 30 consecutive days during each 12 month period (and which has not been refinanced with other Debt which does not constitute Funded Debt) will not be deemed to constitute Funded Debt.
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
     “Governmental Authority” means
     (a) the government of
     (i) the United States of America or any State or other political subdivision thereof, or
     (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
     “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person

5

guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
     (a) to purchase such Debt or obligation or any property constituting security therefor;
     (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;
     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or
     (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.
     In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
     “Hancock” shall have the meaning specified in the introductory paragraph hereof.
     “Hancock Affiliate” shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, Hancock and (ii) any managed account or investment fund which is managed by Hancock or a Hancock Affiliate described in clause (i) of this definition. For purposes of this definition the terms “control”, “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other Person’s voting stock or equivalent voting securities or interests.
     “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).
     “Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Hancock) most closely matches the duration of such Accepted Note.
     “holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 12.1.
     “Hostile Tender Offer” means, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in

6

any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date of the Closing.
     “INHAM Exemption” is defined in Section 5.2(e).
     “Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
     “Issuance Period” is defined in Section 2.2.
     “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
     “Make-Whole Amount” is defined in Section 7.7.
     “Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.
     “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
     “NAIC” means the National Association of Insurance Commissioners or any successor thereto.
     “NAIC Annual Statement” is defined in Section 5.2(a).
     “NCRA” means National Cooperative Refinery Association, a Kansas cooperative association.
     “Net Proceeds Amount” is defined in Section 9.8.

7

     “Notes” is defined in Section 1.
     “Officer’s Certificate” means a certificate of a Responsible Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
     “Ordinary Course Transfer” is defined in Section 9.8.
     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
     “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.
     “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
     “Primary Bank Facility” means an agreement, guaranty or other instrument (or agreements, guaranties or other instruments to the extent such agreements, guaranties or other instruments were entered into in concert in one or a series of transactions): (i) entered into by the Company in connection with the provision of recourse credit in the form of revolving loans, term loans, letters of credit or other extensions of credit commonly provided under syndicated bank credit agreements to the Company or any of its Subsidiaries and (ii) under which the aggregate amount of credit extended (whether in the form of loans or commitments) to the Company or for which the Company is obligated as a guarantor or otherwise is $150,000,000 or more.
     “Priority Debt” means, at any time, without duplication, the sum of
     (a) all then outstanding Debt of the Company or any Subsidiary secured by any Lien on any property of the Company or any Subsidiary (other than Debt secured only by Liens permitted under paragraphs (a) through (i) of Section 9.7), plus
     (b) all Funded Debt of Subsidiaries of the Company.
     “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
     “Proposed Prepayment Date” is defined in Section 7.2(b)(i).
     “PTE” is defined in Section 5.2(a).
     “Purchaser” means Hancock or any Hancock Affiliate purchasing any Accepted Note.
     “QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

8

     “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
     “Ratable Portion” is defined in Section 9.8.
     “Reinvested Transfer” is defined in Section 9.8.
     “Request for Purchase” is defined in Section 2.3.
     “Required Holders” means, at any time, the holders of a majority in aggregate principal amount of the Notes or any Series of Notes, as the context may require, at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates) and, if no Notes are outstanding, means Hancock.
     “Required Principal Payment” is defined in Section 7.2(a).
     “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
     “SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Senior Debt” means the Notes and any Debt of the Company or its Subsidiaries that by its terms is not in any manner subordinated in right of payment to any other unsecured Debt of the Company or any Subsidiary.
     “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
     “Source” is defined in Section 5.2.
     “Subsidiary” shall mean, with respect to any Person, any other Person greater than 50% of the total combined voting power of all classes of Voting Interests of which shall, at the time as of which any determination is being made, be owned by such first Person either directly or through other Subsidiaries of such first Person.
     “Substantial Portion” is defined in Section 9.8.
     “Surviving Corporation” is defined in Section 9.2.
     “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
     “Transfer” is defined in Section 9.8.

9

     “USA Patriot Act” means United States Public Law 107-56, United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.
     “Voting Interests” shall mean (a) with respect to any stock corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation or persons performing similar functions (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), and (b) with respect to the Company or any other entity, membership or other ownership interests in the Company or such other entity whose holders are entitled under ordinary circumstances to vote for the election of the directors of the Company or such other entity or persons performing similar functions (irrespective of whether at the time membership or other ownership interests of any other class or classes shall have or might have voting power by reasoning of the happening of any contingency).
     “Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

10

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.
EXHIBIT A
[FORM OF PRIVATE SHELF NOTE]
CHS INC.
SENIOR UNSECURED NOTE

Series __________	[Date]
No. ____________
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
FINAL MATURITY DATE:
     FOR VALUE RECEIVED, the undersigned, CHS INC. (the “Company”), a nonstock agricultural cooperative corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [____________], or registered assigns, the principal sum of ____________DOLLARS on the Final Maturity Date specified above, payable on the Principal Prepayment Dates and in the amounts specified on the Schedule attached hereto, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof, with interest (computed on the basis of a 360-day year, 30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified on the Schedule attached hereto and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, and any overdue payment of any Make-Whole Amount, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) *% or (ii) 2% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its base rate, but in any event such rate under clauses (i) or (ii) not to be greater than the highest rate permitted by applicable law.

*	2% over the stated coupon

A-1

     Payments of principal of, interest on and any Make-Whole Amount payable with respect to this Note are to be made at such place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.
     This Note is one of the senior unsecured notes (herein called the “Notes”) issued pursuant to a Private Shelf Agreement, dated as of August ___, 2008 (the “Agreement”), between the Company, on the one hand, and the other Persons named as parties thereto, on the other, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.
     This Note is a registered Note and, as provided in and subject to the terms of the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.
     In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.
     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York without giving effect to principles of conflicts of laws.

CHS INC.

By:

Its:

By:

Its:

A-2

EXHIBIT B
[FORM OF REQUEST FOR PURCHASE]
CHS INC.
     Reference is made to the Private Shelf Agreement (the “Agreement”), dated as of August ___, 2008, between CHS Inc. (the “Company”), on the one hand, and John Hancock Life Insurance Company and certain other Persons that may become bound by certain provisions thereof, on the other hand. All terms herein that are defined in the Agreement have the respective meanings specified in the Agreement. Pursuant to Section 2.3 of the Agreement, the Company hereby makes the following Request for Purchase:
1.	Aggregate principal amount of the Notes covered hereby (the “Notes”) $
2.	Individual specifications of the Notes:

Principal
	Final	Prepayment
Principal Amount	Maturity Date	Dates and Amounts
*	**	***
3.	Use of proceeds of the Notes:
4.	Proposed day for the closing of the purchase and sale of the Notes:
5.	The aggregate purchase price of the Notes is to be transferred to:

Name, Address and ABA Routing		Name & Telephone
Number of Bank	Number of Account	No. of Bank Officer

6.	The Company certifies that (a) the representations and warranties contained in Section 4 of the Agreement are true on and as of the date of this Request for Purchase and (b) there exists on the date of this Request for Purchase no Event of Default or Default.
7.	The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.

CHS INC.
Dated:	By:

Authorized Officer

*	Minimum of $5,000,000

**	Not later than August 31, 2018.

***	Average life of not more than eight years.

B-1

EXHIBIT C
[FORM OF CONFIRMATION OF ACCEPTANCE]
CHS INC.
     Reference is made to the Private Shelf Agreement (the “Agreement”), dated as of August ___, 2008, between CHS Inc. (the “Company”), on the one hand, and John Hancock Life Insurance Company and certain other Persons that may become bound by certain provisions thereof, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.
     Each Person named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in Section 5 of the Agreement, and agrees to be bound by the provisions of Sections 2.5 and 2.7 of the Agreement.
     Pursuant to Section 2.5 of the Agreement, an Acceptance with respect to the following Accepted Shelf Notes is hereby confirmed:
I.	Accepted Shelf Notes: Aggregate principal amount $___.

(A)	(a)	Name of Purchaser:
	(b)	Principal amount:
	(c)	Final maturity date:
	(d)	Principal prepayment dates and amounts:
	(e)	Interest rate:
	(f)	Interest payment period: quarterly
	(g)	Payment and notice instructions: As set forth on attached Purchaser Schedule.

(B)	(a)	Name of Purchaser:
	(b)	Principal amount:
	(c)	Final maturity date:
	(d)	Principal prepayment dates and amounts:
	(e)	Interest rate:
	(f)	Interest payment period: quarterly
	(g)	Payment and notice instructions: As set forth on attached Purchaser Schedule.
[(C), (D) . . . same information as above.]
II.	Closing Day:

Dated:	CHS INC.

By:

Title:

JOHN HANCOCK LIFE INSURANCE COMPANY

By:

Title:

[HANCOCK AFFILIATE]
By:

Title: